Exhibit 23.2

SRK Consulting (US) Inc.
Suite 3000
7175 West Jefferson Avenue
Lakewood, CO 80235
T: 303.985.1333
F: 303.985.9947
denver@srk.com
www.srk.com

CONSENT OF SRK (US) CONSULTING, INC.
     We hereby consent to the use by Molycorp, Inc. in connection with its Registration Statement on Form S-3 and related prospectus, and any amendments and supplements thereto (the “Registration Statement”), of our report dated April 28, 2010, as supplemented by (i) our alternative technical economic model dated July 2, 2010 and (ii) our alternative technical economic model dated November 8, 2010, and all information derived from such report. We also consent to all references to us in the prospectus contained in such Registration Statement, including under the heading “Experts.”

Date: August 5, 2011	SRK CONSULTING (US), INC.

/s/ Terry Braun

	Name:	Terry Braun, P.E.
	Title:	Vice President, Principal Environmental Engineer

U.S. Offices:		Mexico Office:	Canadian Offices:		Group Offices:
Anchorage	907.677.3520	Guadalupe,	Saskatoon	306.955.4778	Africa
Denver	303.985.1333	Zacatecas	Sudbury	705.682.3270	Asia
Elko	775.753.4151	52.492.927.8982	Toronto	416.601.1445	Australia
Fort Collins	970.407.8302		Vancouver	604.681.4196	Europe
Reno	775.828.6800		Yellowknife	867.873.8670	North America
Tucson	520.544.3688				South America